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                                                                   EXHIBIT 23(a)

                            [Letterhead of KPMG LLP]


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Hawaiian Electric Industries, Inc.:


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our reports refer to a change to the accounting method for goodwill and other intangible assets and for stock-based compensation.

/s/ KPMG LLP


Honolulu, Hawaii
August 20, 2003